Exhibit 23 (b)

            CONSENT OF BAIRD, KURTZ & DOBSON, INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 28, 1998, on the consolidated financial statements of American Bancshares of Arkansas, Inc. as of December 31, 1997, and for the year then ended, in the Registration Statement (Form S-4) and the related Prospectus of Simmons First National Corporation for the registration of 464,894 shares of common stock of Simmons First National Corporation.


                         /s/ Baird, Kurtz & Dobson, CPAs

Pine Bluff, Arkansas
October 28, 1998